Exhibit 23.5

北京大成律师事务所 北京市朝阳区朝阳门南大街10号 兆泰国际中心B座16-21层 邮编：100020	16-21F, Tower B ZT International Center No.10, Chaoyangmen Nandajie Chaoyang District 100020, Beijing, China dacheng.com dentons.cn

April 21, 2025

To:	VS MEDIA HOLDINGS LIMITED (the “Company”)
6/F, KOHO, 75 Hung To Road,
Kwun Tong, Hong Kong

Dear Sirs or Madams,

We refer to the Company’s registration statement on Form F-1 (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission on April 21, 2025 in respect of the proposed offer and sale (the “Offering”) of Class A ordinary shares of the Company by the Company as set forth in the Registration Statement.

We hereby solely confirm that all statements set forth in the Registration Statement under the captions “Cautionary Statement Regarding Doing Business in China”, and “Risks Related to Doing Business in HK SAR”, in each case insofar as such statements describe or summarize laws or regulations of the People’s Republic of China (the “PRC” or “China”, for the purpose of this consent only, the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan), are fairly disclosed and correctly set forth therein in all material aspects.

We hereby solely consent to the use of this letter in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement if required. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Beijing Dacheng Law Offices, LLP

Beijing Dacheng Law Offices, LLP

Beijing Dacheng Law Offices, LLP (“大成”) is an independent law firm, and not a member or affiliate of Dentons. 大成 is a partnership law firm organized under the laws of the People’s Republic of China, and is Dentons’ Preferred Law Firm in China, with offices in more than 50 locations throughout China. Dentons Group (a Swiss Verein) (“Dentons”) is a separate international law firm with members and affiliates in more than 160 locations around the world, including HKSAR, China. For more information, please see dacheng.com/notices or dentons.com/notices.

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